EXHIBIT 10.4

          CONTRAT D'ACQUISITION DU BREVET CARTIS ET DE LA MARQUE CARTIS



Le present contrat est conclu entre

D'une part,

Herve Gallion, agissant en son nom personnel, ne le 11 Janvier 1944 a Lyon, de nationalite francaise, residant a Old Moka Road, Bell Village - Ile Maurice, agissant en son nom.

                         Ci- apres denomme Herve gallion

Et d'autre part,

La societe CARTIS International Ltd.ayant son siege social sis les Jamalacs Building , Vieux Conseil Avenue Port-Louis, Ile Maurice, representee par Mr Cyril Heitzler

                               Ci-apres denomme Cartis International Ltd

Il est prealablement etabli ce qui suit :


Il a ete signe en date du 15 octobre 1998, un contrat entre Herve Gallion agissant en son nom personnel et Cartis International Inc. representee par Cyril Heitzler ayant tous pouvoirs a cet effet. Ce contrat avait pour objet la cession de licence exclusive de la marque Cartis. En accord avec les termes de l'article 11 avenant de ce contrat susmentionne, Herve Gallion et Cartis International Ltd ont decide par un acte signe en date du 19 fevrier 2000 d'annuler de facon irrevocable et definitive ce contrat du 15 0ctobre 1998. Cet acte constitue l'annexe 1 de la presente convention.

Il a ete signe en date du 15 octobre 1998, un contrat entre Herve Gallion agissant en son nom personnel et CEFCA representee par son gerant Cyril Heitzler ayant tous pouvoirs a cet effet. Ce contrat avait pour objet la cession de licence de brevet et de transfert de technologie Ce contrat concernait Les brevets No 0934/97 cas 1 et No 2242/97 cas 2 ont ete deposes aupres de l'Institut de la Propriete Industrielle Suisse et enregistre internationalement par la phase PCT sous le numero 98/00610 cas 1 et cas 2 par Monsieur Herve GALLION et portant sur le charbon actif plus argent pour le traitement bactericide des fluides.

En accord avec les termes de l'article 11 avenant de ce contrat susmentionne, Herve Gallion et CFCA ont decide par un acte signe en date du 19 fevrier 2000 d'annuler de facon irrevocable et definitive ce contrat du 15 0ctobre 1998. Cet acte constitue l'annexe 2 de la presente convention.

Les deux contrats ci-dessus enoncees, ayant ete annules, ils sont remplaces selon les termes et modalites ci-dessous enumerees.

Ceci etabli, il a ete convenu ce qui suit :


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1/ Herve  Gallion  agissant  en son nom propre est  detenteur  de la demande des brevets No 0934/97 cas 1 et No 2242/97 cas 2 ont ete deposes aupres de l'Institut de la Propriete Industrielle Suisse et enregistre internationalement par la phase PCT sous le numero 98/00610 cas 1 et cas 2 par Monsieur Herve GALLION et portant sur le charbon actif plus argent pour le traitement bactericide des fluides.

La demande de brevet et les extansions de ce brevet constituent l'annexe 3 de ce present contrat.

2/ Herve Gallion est proprietaire exclusif de la marque Cartis, enregistre sous la reference Depot de marque :


          - Enregistre sous la reference A 42 Folio 82 No 163 pour la marque "CARTIS" et A 42 Folio 82 No 162 pour la marque "CARTIS PWS" deposes pour l'Ile Maurice aupres du Ministere du Commerce et de l'Industrie

          - enregistre sous la reference No 98/12NL du 20 Mars 1998 a l'Institut National de la Propriete Industrielle (INPI) pour la France.

Le depot de marque constitue l'annexe 4 de ce present contrat.

3/ En tant que proprietaire exclusif de la marque et du brevet tels que ci-dessus enumeres, Herve Gallion, a decide de transferer a Cartis Inc, la pleine propriete de ce brevet et de cette marque. Ce transfert a lieu dans le cadre d'une rationalisation et d'une valorisation de l'ensemble des activites de Cartis Inc. .

4/ Cartis Inc devient de ce fait proprietaire des droits directs et indirects du brevet sus-mentionne. Par droits indirects, il est fait reference a toute amelioration, toute modification et toute extension de ce present brevet. De plus, tout nouveau brevet decoulant directement ou indirectement de l'activite inventive du brevet sus-mentionne fait egalement partie de la presente convention.

5/ Cartis Inc devient de ce fait proprietaire de la marque Cartis et de tous les droits et extensions s'y rattachant.

6/ A compter de ce jour, Cartis inc s'engage a prendre en charge toute depense existante ou a venir dans le cadre de la protection ou de l'extension du brevet susmentionne. Cartis Inc. s'engage egalement a payer toute redevance ou tout montant de quelque nature que ce soit de facon a assurer la pleine et entiere protection du brevet et de ses extensions. De plus, Cartis Inc. s'engage a mettre tous moyens en oeuvre pour assurer la protection et la defense du brevet susmentionne.

7/ Cartis Inc. s'engage a communiquer a Herve Gallion, toutes les pieces justificatives relatives aux ameliorations et extensions de ce brevet.

8/ Pour toute extension, amelioration ou depot d'un nouveau brevet entrant dans le cadre de ce present contrat, Cartis Inc s'engage a ce que seul le nom de Mr Gallion soit mentionne, et ce sauf avis contraire de Herve Gallion et avec l'acceptation de Cartis Inc.

9/ Cartis Inc. s'engage a payer tous les droits necessaires a la defense de la marque Cartis et ce a compter de ce jour.



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10/ En contrepartie  des droits et proprietes par lui consenties,  Herve Gallion recevra les redevances suivantes sous les conditions definies dans les articles suivants de ce present contrat.

11/ Cartis Inc. s'engage a verser sur le chiffre d'affaires Hors Taxes realise par Cartis Inc et ce dans le cadre de l'exploitation du brevet ou de ses extensions prevues par le present contrat, une redevance de 5 % (CINQ POURCENT).

12/ Cette redevance sera paye sous les termes ci dessous explicites.

Cartis Inc. s'engage a tenir une comptabilite speciale pour l'exploitation de chacun des brevets concedes dont le releve sera mis a la disposition de Herve Gallion a la fin de chaque trimestre civil, sans demande prealable, ou dans les huit jours d'une demande ecrite.

La redevance a pour assiette le prix hors taxes de l'ensemble de la prestation de service necessaire a la realisation du produit tel que defini Article 1.

Le taux applicable a la redevance est de 5 % de l'assiette ci-dessus, avec une revision de prix des la fin de la seconde annee d'exploitation. Les redevances devront etre payees dans les 30 jours, suivant la fin de chaque mois d'exploitation du brevet, de la technologie, et du savoir faire. Le calcul et le paiement des redevances n'interviendra pour le premier calcul qu'a la fin du premier trimestre 2001 et ne teindra compte pour les premiers chiffres que de toute vente survenue a partir du 01 janvier 2001.

Un etat recapitulatif sera adresse en meme temps au concedant precisant la periode en cause, le montant unitaire (s'il y a lieu), la quantite fournie et le chiffre d'affaire realise (ce document doit s'adapter en fonction des produits et/ou des services en cause).

A defaut d'encaissement dans le delai fixe, les sommes porteront interet au taux legal applicable sur le territoire a compter de leur exigibilite qui est le dernier jour de la periode en cause. Ce taux sera augmente de 2% a compter du troisieme mois suivant la date d'exigibilite.

13/ Cette redevance sera due jusqu'a l'expiration du present brevet ou de toute extension ou nouveau brevet decoulant de l'exploitation de ce present contrat.

14/ Toute modification de la presente convention devra faire l'objet d'un ecrit signe entreles deux parties.

15/ Tout litige concernant l'execution de la presente convention, sera de la competence exclusive des tribunaux de l'etat de Floride.

16/ L'enregistrement de la presente convention aupres des organismes competents est a la charge de Cartis Inc qui s'engage a proceder a son enregistrement dans les 12 mois au plus tard de la signature de la presente convention.

Fait a Palm Beach, le 19 fevrier 2000 en trois exemplaires, dont un pour chacune des parties et un pour l'enregistrement aupres de l'office Europeen des brevets.



Herve Gallion                                 Cartis Inc.
                                              Cyril Heitzler

/s/ Herve Gallion                             /s/ Cyril Heitzler
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